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                                                                     EXHIBIT 4.2


                                                   COMMON UNIT PURCHASE
                                            AGREEMENT dated as of July 7, 2000,
                                            among DONJOY, L.L.C., a Delaware
                                            limited liability company (the
                                            "Company"), and THE PURCHASERS
                                            IDENTIFIED ON ANNEX I HERETO
                                            (collectively, the "Purchasers").

               The Company desires to purchase certain assets and assume certain liabilities of the business of DePuy Orthopaedic Technology, Inc., a Delaware corporation (the "Seller"), pursuant to the terms and conditions of the Asset Purchase Agreement dated as of July 7, 2000 (the "Asset Purchase Agreement"), among the Seller, dj Orthopedics, LLC, a Delaware limited liability company ("DJ"), and the Company.

               In order to obtain a portion of the funds required to pay the purchase price for such assets pursuant to the Asset Purchase Agreement, the Company desires to raise approximately $8,272,000 in common equity financing, and the Purchasers, severally, desire to purchase from the Company, an aggregate of 75,890 Common Units (as defined herein) (the "Purchased Units") in connection therewith, all on the terms and subject to the conditions set forth herein.

               NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                    ISSUANCE AND SALE OF THE PURCHASED UNITS

1.1     OPERATING AGREEMENT; AUTHORIZATION.

        Simultaneously with or prior to the execution and delivery of this Agreement, (i) the Company's Board of Managers (the "Board of Managers") has approved in writing (the "Board Approval") (x) the amendment and restatement of the Second Amended and Restated Operating Agreement dated as of July 30, 1999 of the Company, among the parties listed on Schedule I thereto, as heretofore amended, supplemented or otherwise modified, to read as set forth on EXHIBIT A (as so amended and restated, the "Operating Agreement"), and (y) the execution, delivery and performance by the Company of this Agreement (including the issuance, sale and delivery of the Purchased Units to the Purchasers) and (ii) all the members of the Company have executed and delivered the Operating Agreement. The Operating Agreement designates 2,900,000 Units as Common Units.

1.2     SALE OF THE PURCHASED UNITS.

        Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Article IV, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, that number of Purchased Units set forth opposite such Purchaser's


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name on ANNEX I, for the aggregate purchase price set forth opposite such
Purchaser's name on ANNEX I, free and clear of all Liens (other than pursuant to the Operating Agreement and the Members' Agreement). Each Purchaser hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of this Agreement and hereby waives any rights such Purchaser may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

1.3     CLOSING.

        The closing (the "Closing") with respect to the issuance and sale of the Purchased Units being purchased by the Purchasers and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article IV, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m., New York City time, on the date of the closing of the transactions contemplated by the Asset Purchase Agreement, or at such other time, date or place as agreed to by the parties hereto (such date, the "Closing Date").

1.4     CLOSING DELIVERIES.

        At the Closing, the Company shall deliver to each Purchaser a certificate, registered in such Purchaser's name, representing the Purchased Units set forth opposite each such Purchaser's name on ANNEX I, against receipt by the Company of a wire transfer of immediately available funds to an account or accounts designated in writing by the Company of an aggregate amount equal to the purchase price for the Purchased Units being purchased by such Purchaser at the Closing. Upon the receipt by the Company of the purchase price for the Purchased Units being purchased by each Purchaser at the Closing, the Company shall treat such purchase as a contribution by such Purchaser to the Company pursuant to Section 721 of the Code and, in accordance with the provisions of the Operating Agreement, credit the amount of such purchase price to such Purchaser's capital account on the books of the Company.

1.5     USE OF PROCEEDS.

        The proceeds from the sale of the Purchased Units shall be used by the Company solely as set forth under "Sources and Uses of Funds" on SCHEDULE 1.5.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to, and agrees with, the Purchasers, as follows:

2.1     ORGANIZATION AND QUALIFICATION.

        The Company and each of its Subsidiaries have been duly incorporated or formed and are validly existing as limited liability companies or corporations in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and


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are in good standing as foreign limited liability companies or corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

2.2     AUTHORITY; ACTIONS; ENFORCEABILITY.

        The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and no other limited liability company proceedings are necessary to authorize this Agreement or any of the Related Agreements to which it is a party or the performance of its obligations hereunder or thereunder. The Company has duly executed and delivered this Agreement and the Related Agreements to which it is a party, and this Agreement and the Related Agreements to which it is a party each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

2.3     NO CONFLICTS; CONSENTS

        The execution and delivery by the Company of this Agreement and the Related Agreements to which it is a party and the performance by the Company of its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, or, except for those existing on the Closing Date and permitted under the Credit Agreement and those created pursuant to the Credit Agreement, result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any provision of (i) the limited liability company agreement, operating agreement, certificate or articles of incorporation, bylaws or other similar organizational documents, as applicable, of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults which would not, singularly or in the aggregate, have a Material Adverse Effect, or (iii) any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets (assuming compliance by each Purchaser with its


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representations and warranties set forth in Article III); and (assuming compliance by each Purchaser with its representations and warranties set forth in Article III) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution and delivery by the Company of this Agreement or any Related Agreement to which it is a party or the performance by the Company of its obligations hereunder or thereunder, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made on or prior to the Closing Date, (ii) as may be required under state securities laws, and (iii) as may be required to perfect Liens granted under the Credit Agreement.

2.4     CAPITALIZATION.

               (a) The authorized capital stock of the Company immediately after the Closing shall consist of 3,000,000 Units, of which (i) 2,900,000 Units shall be designated Common Units, of which (A) 793,890 Common Units shall be duly and validly issued and outstanding, all of which shall be held of record by the Persons and in the amounts set forth on SCHEDULE 2.4, (B) no Common Units shall be held by the Company in its treasury, (C) 138,770 Common Units shall be duly and validly reserved for issuance pursuant to outstanding options granted by the Company pursuant to the Amended and Restated DonJoy, L.L.C. 1999 Option Plan (the "Option Plan"), (D) 10,029 Common Units shall be duly and validly reserved for issuance pursuant to options that may be granted after the Closing pursuant to the Option Plan, and (E) no additional Common Units shall be reserved for issuance and (ii) 100,000 Units shall be designated Preferred Units, of which (A) 44,405 Preferred Units shall be duly and validly issued and outstanding, all of which shall be held of record by the Persons and in the amounts set forth on SCHEDULE 2.4, and (B) no Preferred Units shall be held by the Company in its treasury or reserved for issuance. As of immediately after the Closing, all outstanding Units of the Company have been duly and validly authorized and issued and are not subject to assessment by the Company for additional capital contributions; provided, however, that each member of the Company would be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or Section 18-804 of the Limited Liability Company Act of the State of Delaware (the "LLC Act") to the extent the same is required to be returned to or for the account of the Company as provided in such Section of the LLC Act, potentially with interest.

               (b) All of the outstanding units or shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, and, in the case of any such shares, are fully paid and non-assessable or, in the case of the units of DJ, are not subject to assessment by DJ for additional capital contributions; provided, however, that each member of DJ will be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or Section 18-804 of the LLC Act to the extent the same is required to be returned to or for the account of the Company as provided in such Section of the LLC Act, potentially with interest; and are owned by the Company, either directly or indirectly through its Subsidiaries, free and clear of any Liens, other than those Liens created pursuant to the Related Agreements or described in the Offering Memorandum. DJ is a wholly owned Subsidiary of the Company and has no Subsidiaries other than DJ Orthopedics Capital Corporation, a Delaware corporation ("DJ Capital"), and dj Orthopedics de Mexico, S.A. de C.V., a Mexican corporation.

               (c) There are no outstanding subscriptions, preemptive rights, warrants, calls, options or other rights to acquire, or instruments convertible into or exchangeable for, or


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agreements or understandings with respect to the transfer, sale or issuance of, any shares, units, limited liability company interests or other equity or ownership interests of the Company or any of its Subsidiaries granted or issued by, or binding upon, the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, other than those (i) provided for in the Operating Agreement, the Members' Agreement, the Credit Agreement or the Option Plan or (ii) as otherwise described in the Offering Memorandum. Neither the Company nor any of its Subsidiaries has any equity appreciation rights, phantom equity plan or similar rights outstanding.

2.5     PRIVATE SALE.

        Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.2, the offering, issuance and sale of the Purchased Units will be exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.

2.6     INVESTMENT COMPANY ACT.

        Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder, or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

2.7     BROKERS.

        Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company, any of the Company's Subsidiaries or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering, issuance and sale of the Purchased Units.

2.8     SELLER'S REPRESENTATIONS AND WARRANTIES.

        The representations and warranties made by the Seller in Article V of the Asset Purchase Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

               Each Purchaser represents and warrants severally, and not jointly as to any other Purchaser, as follows:



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3.1     AUTHORITY; ACTIONS; ENFORCEABILITY.

        If such Purchaser is not a natural person, such Purchaser has the requisite power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all requisite action on its part and no other proceedings on its part are necessary to authorize this Agreement or any of the Related Agreements to which it is a party or the performance of its obligations hereunder or thereunder. Such Purchaser has duly executed and delivered this Agreement and the Related Agreements to which it or he is a party, and this Agreement and the Related Agreements to which it or he is a party each constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

3.2     INVESTMENT REPRESENTATIONS.

        Solely for establishing that the issuance, offer or sale of the Purchased Units to such Purchaser is exempt from the registration requirements of the Securities Act and comparable provisions of state securities laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by such Purchaser in this Agreement, on which such Purchaser is relying in full in connection with its or his decision to invest in the Company:

               (a) Such Purchaser is acquiring the Purchased Units for its or his own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws;

               (b) Such Purchaser (A) understands that (i) the Purchased Units have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Purchased Units must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration and (B) has had the opportunity to ask questions of, and receive answers from, the Company and its management relating to the business and financial condition of the Company and its Subsidiaries;

               (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of the Purchased Units in limited amounts;

               (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement;


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               (e)    Such Purchaser is an "accredited investor" (as defined in
Rule 501(a) of Regulation D promulgated under the Securities Act) and has such knowledge and experience in financial and business matters that it or he is capable of evaluating the risks and merits of its or his investment in the Purchased Units, provided, that such Purchaser's representations in this Section 3.2(d) shall in no way limit the enforceability of any representations made by the Company in this Agreement or any of the Related Agreements to which it is a party; and

               (f) Such Purchaser was not formed for the purpose of consummating the transactions contemplated hereby.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

4.1     CONDITIONS TO PURCHASERS' OBLIGATIONS.

        The obligation of each Purchaser to purchase and pay for the Purchased Units to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser):

               (a) The Company shall have duly issued and delivered to each Purchaser a certificate, registered in such Purchaser's name, representing the Purchased Units set forth opposite such Purchaser's name on ANNEX I

               (b) The Company shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and the Related Agreements to which it is a party and all representations and warranties contained in Article II shall be true and correct as of the date hereof and at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and each Purchaser shall have received a certificate to that effect signed by an officer of the Company.

               (c) The Company shall have (i) completed SBA Forms 480 and 652 and Parts A and B of SBA Form 1031, executed such SBA Forms where specified, and delivered such SBA Forms to Chase DJ and (ii) executed and delivered to Chase DJ the letter, substantially in the form attached hereto as EXHIBIT B, from the Company to Chase DJ.

               (d) Each Purchaser shall have received (i) an original executed counterpart from each party to each Related Agreement (including the Operating Agreement), (ii) a revised version of Schedule I to the Operating Agreement (prepared and delivered by the Company) which identifies each Purchaser as the holder of (A) the Purchased Units being purchased by such Purchaser at the Closing and (B) the other Units (if any) held of record by such Purchaser immediately prior to the Closing and (iii) an original certificate from the Secretary, or an Assistant Secretary, of the Company, dated as of the Closing Date, certifying (A) that a true and complete copy of the Certificate of Formation of the Company, as certified by the Secretary of State of the State of Delaware as of date not more than five (5) days prior to the Closing Date and in full force and effect on


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the Closing Date, is attached thereto, (B) that a true and complete copy of the
Limited Liability Company Agreement of the Company, as in full force and effect on the Closing Date, (being the Operating Agreement) is attached thereto, (C) that a true and complete copy of a Certificate of Good Standing of the Company, as issued by the Secretary of State of the State of Delaware as of date not more than five (5) days prior to the Closing Date, is attached thereto, (D) as to the genuineness of the resolutions (attached thereto) of the Board of Managers which authorize the execution, delivery and performance of this Agreement (including the issuance and sale of the Purchased Units to the Purchasers) and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, and (E) as to the incumbency and genuineness of the signatures of each Person, on behalf of the Company, executing this Agreement and the Related Agreements to which the Company is a party.

               (e) Each of the conditions to the obligations of the Seller, the Company and DJ under the Asset Purchase Agreement shall have been satisfied, each of the conditions to the obligations of the Company and the "Purchasers" under the Preferred Unit Purchase Agreement shall have been satisfied, and each of the conditions to the obligations of the "Lenders" under the Credit Agreement to the making of the New Term Loans shall have been satisfied, in each case without waiver or amendment (except as disclosed to and reasonably satisfactory to the Purchasers), and the Purchasers shall be satisfied that the closings under the Asset Purchase Agreement and the Preferred Unit Purchase Agreement and the closing of the making of the New Term Loans under the Credit Agreement will take place concurrently with the Closing.

               (f) Each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of each Purchaser.

               (g) The issuance and sale of the Purchased Units to the other Purchasers shall have been consummated simultaneously with the Closing.

4.2     CONDITIONS TO THE COMPANY'S OBLIGATIONS.

        The obligation of the Company to issue and sell the Purchased Units at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Company):

               (a) Each Purchaser and each other member of the Company shall have duly executed and delivered to the Company a counterpart to the Operating Agreement.

               (b) Each Purchaser shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and the Related Agreements to which it is a party and all representations and warranties contained in Article III shall be true and correct as of the date hereof and at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date.

               (c) Each Purchaser shall have delivered to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the Purchased Units being purchased by such Purchaser.


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               (d)    The Company shall be satisfied that the closing under the
Asset Purchase Agreement and that the closing of the making of the New Term Loans under the Credit Agreement shall take place concurrently with the Closing.

                                   ARTICLE V

                           TRANSFER OF PURCHASED UNITS

5.1     RESTRICTION ON TRANSFER.

        The Purchased Units shall be restricted from transfer as set forth in the Operating Agreement and the Members' Agreement.

5.2     RESTRICTIVE LEGENDS.

        Each certificate evidencing Purchased Units shall be stamped or otherwise imprinted with a legend as set forth in the Members' Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1     EXPENSES, ETC.

        The Company will pay (i) all reasonable costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of its counsel incurred in connection with the review and negotiation of this Agreement and the Related Agreements), (ii) all reasonable out-of-pocket costs and expenses incurred by Chase DJ in connection with the transactions contemplated by this Agreement and the Related Agreements (including all reasonable fees and expenses incurred by Chase DJ in connection with its due diligence investigation of the Company and all reasonable fees and expenses of its counsel), (iii) the actual costs and expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, this Agreement, the Related Agreements or any other agreement relating to the transactions contemplated hereby or thereby, (iv) any stamp or similar taxes which may be determined to be payable in connection with the execution, delivery or performance of this Agreement or any of the Related Agreements or any modification, amendment or alteration of the terms or provisions hereof or thereof, (v) any issue taxes which may be determined to be payable in respect of the issuance and sale of the Purchased Units to the Purchasers, and (vi) the reasonable costs and expenses incurred by each Purchaser in any filing with any governmental authority with respect to its investment in the Company or in any other filing with any governmental authority with respect to the Company that mentions such Purchaser.

6.2     INDEMNIFICATION.

        The Company shall indemnify each Purchaser and its affiliates and their respective officers, directors, partners, employees, agents and representatives (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses,


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claims, actions, damages, liabilities and related expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnitee is a party thereto), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery or performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. All amounts due under this Section shall be payable promptly after written demand therefor. Any indemnification of an Indemnitee by the Company pursuant to this Section shall be effected by wire transfer of immediately available funds from the Company to an account designated by the Indemnitee within 15 days after the determination thereof. No right of any Indemnitee for indemnification pursuant to this Agreement shall be affected by any examination made for or on behalf of any Purchaser, the knowledge of any Purchaser's officers, directors, partners, employees, agents or representatives or the acceptance by any Purchaser of any certificate or opinion.

6.3     FURTHER ASSURANCES.

        The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of this Agreement and the Related Agreements.

6.4     SPECIFIC PERFORMANCE; REMEDIES.

        Damages in the event of a breach by the Company of this Agreement or any other Related Agreement to which the Company is a party would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Purchasers, in addition to and without limiting any other remedy or right any of them may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and thereof, and the Company hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right to specific performance will not preclude the Purchasers from pursuing any other rights and remedies at law or in equity which the Purchasers may have.

6.5     SUCCESSORS AND ASSIGNS.

        This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, permitted assigns, heirs and personal representatives. Upon the transfer of any Purchased Units in accordance with the terms of this Agreement, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Purchased Units, in the same manner as the transferring Purchaser.


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6.6     ENTIRE AGREEMENT.

        This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

6.7     NOTICES.

               Any notices, demands, consents or other communications that are given or made hereunder shall be in writing and shall be given or made to any party hereto by physical delivery, U.S. mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier or by transmission by facsimile to such party at its, his or her address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been specified by like notice by such party:

                      (i)    if to the Company, to

                             DonJoy, L.L.C.
                             2985 Scott Street
                             Vista, California 92083-8229
                             Attention: Chief Executive Officer
                             Telephone: (760) 727-1280
                             Facsimile: (760) 734-3536

                             with a copy (which shall not constitute notice) to:

                             O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention: John J. Suydam, Esq.
                             Telephone: (212) 408-2400
                             Facsimile: (212) 408-2420

                      (ii) if to any Purchaser, to such Purchaser's address set forth on ANNEX I.

Each such notice, demand, consent or other communication shall be effective upon receipt in the case of physical delivery or overnight courier, upon confirmation of receipt by or on behalf of the addressee in the case of transmission by facsimile if received prior to 5:00 p.m., New York City time, and, if received after 5:00 p.m., New York City time, on the next Business Day immediately after the date of such receipt, and five Business Days after deposit in the U.S. mails in the case of mailing.

6.8     AMENDMENTS, MODIFICATIONS AND WAIVERS.

        The terms and provisions of this Agreement may not be modified or amended, nor any of the provisions hereof waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the holders of a majority of the Purchased Units;

provided, however, that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent. No waiver by any party shall operate or be construed as a waiver of any subsequent breach by any other party.

6.9     GOVERNING LAW, WAIVER OF JURY TRIAL; JURISDICTION.

               (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

               (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

               (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or Federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (d) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court of the State of New York or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6.10    CERTAIN DEFINITIONS.

        Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below:

        "Asset Purchase Agreement" has the meaning assigned to such term in the first paragraph of the preamble to this Agreement.

        "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Chase DJ" means Chase DJ Partners, LLC, a Delaware limited liability company, and any successors or assigns of its Interest (as defined in the Operating Agreement).

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal statute, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

        "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        "Common Unit" has the meaning ascribed to such term in the Operating Agreement.

        "Credit Agreement" shall mean the Credit Agreement dated as of June 30, 1999, among the Company, as Parent, DJ, as Borrower, the lenders party thereto, First Union National Bank, as Administrative Agent, Documentation Agent and Collateral Agent, The Chase Manhattan Bank, as Syndication Agent, Issuing Bank and Swingline Lender, and Chase Securities Inc., as Arranger and Book Manager, as amended by Amendment No. 1 dated as of May 25, 2000, and as the same may be further amended, supplemented or otherwise modified from time to time.

        "DJ" has the meaning assigned to such term in the first paragraph of the preamble to this Agreement.

        "Lien" means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

        "Members' Agreement" means the Members' Agreement dated as of June 30, 1999, among the Company, the Purchasers and the other parties thereto, as amended, supplemented or otherwise modified from time to time.

        "New Term Loans" has the meaning ascribed to such term in the Credit Agreement.

        "Offering Memorandum" means the offering memorandum dated June 17, 1999, for the 12 5/8% Senior Subordinated Notes due 2009 issued and sold by DJ and DJ Capital on June 30,

1999, as the same may have been amended, supplemented or otherwise modified prior to such issuance and sale.

        "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

        "Preferred Unit" has the meaning ascribed to such term in the Operating Agreement.

        "Preferred Unit Purchase Agreement" means the Preferred Unit Purchase Agreement dated as of the date hereof, among the Company, CB Capital Investors, LLC, First Union Capital Partners, LLC, DJC, Inc., TCW/Crescent Mezzanine Trust II, and TCW Leveraged Income Trust II, L.P.

        "Purchased Units" has the meaning assigned to such term in the second paragraph of the preamble to this Agreement.

        "Related Agreements" means the Operating Agreement and the Asset Purchase Agreement.

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act, or any successor rule thereto.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "security" has the meaning given to the term "security" in Section 2(1) of the Securities Act.

        "Seller" has the meaning assigned to such term in the first paragraph of the preamble to this Agreement.

        "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of capital stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Unit" has the meaning ascribed to such term in the Operating Agreement.

6.11    NO THIRD PARTY RELIANCE.

        Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (i) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the Related Agreements (and the Company acknowledges that the Purchasers have expressly relied thereon) and
(b) are solely for the benefit of the Purchasers and their respective successors and assigns. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof, other than the Purchasers and their respective successors and assigns, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Purchasers with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

6.12    SEVERABILITY.

        It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.13    INTERPRETATION.

               The term "this Agreement" means this agreement, together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, annexes, schedules and exhibits mean the sections of this Agreement and the annexes, schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

6.14    INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

        All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

6.15    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

        All of the representations and warranties of the parties hereto set forth in this Agreement or in any other instrument delivered pursuant to this Agreement shall be deemed to have been relied upon by the party or parties to whom such representations and warranties were made. Notwithstanding any investigation made at any time by or on behalf of any party hereto, the representations and warranties contained in this Agreement or in any other instrument delivered pursuant to this Agreement shall survive the Closing and shall terminate in their entirety on the date which is 15 months following the Closing Date; provided, however, the representations and warranties of the Company set forth in Section 2.8 shall survive the Closing Date and terminate in their entirety at such time as the representations and warranties of the Seller contained in Article V of the Asset Purchase Agreement cease to survive (before giving effect to any waiver, modification or amendment thereof by the Company or DJ which would reduce such survival period); and provided, further, however, (i) each representation and warranty of the Company set forth in Sections 2.1, 2.2,
2.3 and 2.4, (ii) each representation and warranty of each Purchaser set forth in Sections 3.1 and 3.2 and (iii) any representation or warranty of the Company or any Purchaser which is breached if such breach involves fraud or intentional misrepresentation by the Company or any such Purchaser shall survive the Closing Date until the expiration of the applicable statute of limitations governing claims for breach of such representation and warranty. Notwithstanding any investigation made at any time by or on behalf of any party hereto, the covenants and agreements contained in this Agreement or in any other instrument delivered pursuant to this Agreement shall survive the Closing. Any claim for which the party asserting such claim shall have given proper notice in accordance with the terms of this Agreement on or prior to the expiration of the survival period shall survive until such claim is resolved pursuant to the terms of this Agreement.

6.16    COUNTERPART; FACSIMILE SIGNATURES.

               This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement, and any amendments, modifications or waivers hereof, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

                                     * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement as of the date first above written.


                                        COMPANY

                                        DONJOY, L.L.C.


                                        By: /s/  LESLIE H. CROSS
                                            ------------------------------------
                                            Name: Leslie H. Cross
                                            Title: President & CEO

               IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement as of the date first above written.


                                        PURCHASER

                                        CHASE DJ PARTNERS, LLC

                                        BY: FAIRFIELD CHASE MEDICAL
                                            PARTNERS, LLC, ITS MANAGING MEMBER


                                        By: /s/ CHARLES T. ORSATTI
                                            ------------------------------------
                                            Charles T. Orsatti
                                            Managing Member

               IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement as of the date first above written.


                                        PURCHASER

                                        LESLIE H. CROSS & DEBORAH L. CROSS
                                        FAMILY TRUST


                                        By: /s/  LESLIE H. CROSS
                                            ------------------------------------
                                            Name: Leslie H. Cross
                                            Title: Co-Trustee

               IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement as of the date first above written.


                                        PURCHASER


                                        /s/  MICHAEL R. MCBRAYER
                                        ----------------------------------------
                                        Michael R. McBrayer

               IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement as of the date first above written.


                                        PURCHASER


                                        /s/  CYRIL TALBOT III
                                        ----------------------------------------
                                        Cyril Talbot III

                                     ANNEX I

                                                           NUMBER OF
PURCHASER                                               PURCHASED UNITS      PURCHASE PRICE
---------                                               ---------------      --------------
CHASE DJ PARTNERS, LLC                                      73,775           $8,041,475.00
c/o Chase Capital Partners
1221 Avenue of the Americas
New York, NY 10020-1080
Attention: John Daileader
Tel: (212) 898-3400
Fax: (212) 898-4301

with a copy (which shall not constitute notice) to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza, 24th Floor
New York, NY 10112
Attention: John J. Suydam, Esq.
Telephone: (212) 408-2400
Facsimile: (212) 408-2420

LESLIE H. CROSS & DEBORAH L. CROSS                           1,429           $  155,761.00
FAMILY TRUST

MICHAEL R. MCBRAYER                                            343           $   37,387.00

CYRIL TALBOT III                                               343           $   37,387.00

TOTAL:                                                      75,890           $8,272,119.00
                                                            ======           =============

                                  SCHEDULE 1.5

                            SOURCES AND USES OF FUNDS

                                  SCHEDULE 2.4

                                 CAPITALIZATION


PURCHASER                                            PREFERRED UNITS   COMMON UNITS
---------                                            ---------------   ------------
CB Capital Investors, LLC                                22,573               --

DJ Investment, LLC                                        6,362               --

First Union Capital Partners, LLC                           668               --

DJC, Inc.                                                10,699               --

TCW/Crescent Mezzanine Trust II                           2,323               --

TCW Leveraged Income Trust II, L.P.                       1,110               --

Crescent/Mach I Partners, L.P.                              670               --

Chase DJ Partners, LLC                                       --          771,770

Leslie H. Cross & Deborah L. Cross Family Trust              --           14,946

Michael R. McBrayer                                          --            3,587

Cyril Talbot III                                             --            3,587

TOTAL:                                                   44,405          793,890
------                                                   ======          =======

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        CB CAPITAL INVESTORS, LLC

                                        BY: CHASE CAPITAL PARTNERS,
                                            AS INVESTMENT MANAGER


                                        By: /S/ MITCHELL BLUTT
                                            ------------------------------------
                                            Name: Mitchell Blutt
                                            Title: General Partner

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        DJ INVESTMENT, LLC

                                        BY: FIRST UNION INVESTORS, INC.,
                                            AS MANAGER


                                        By: /s/ DAVID F. GRAMS, JR.
                                            ------------------------------------
                                            Name: David F. Grams, Jr.
                                            Title: Principal

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        DJC, INC.


                                        By: /s/  JOHN C. ROCCHIO
                                            ------------------------------------
                                            Name:  John C. Rocchio
                                            Title: Managing Director

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        TCW/CRESCENT MEZZANINE TRUST II

                                        BY: TCW/CRESCENT MEZZANINE II, L.P.,
                                            AS GENERAL PARTNER OR MANAGING OWNER

                                        BY: TCW/CRESCENT MEZZANINE, L.L.C.,
                                            ITS GENERAL PARTNER


                                        By: /s/  JOHN C. ROCCHIO
                                            ------------------------------------
                                            Name:  John C. Rocchio
                                            Title: Managing Director

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        TCW LEVERAGED INCOME TRUST II, L.P.

                                        BY: TCW INVESTMENT MANAGEMENT
                                            COMPANY, AS INVESTMENT ADVISOR


                                        By: /s/  JOHN C. ROCCHIO
                                            ------------------------------------
                                            Name:  John C. Rocchio
                                            Title: Managing Director

                                        BY: TCW (LINC II), L.P.,
                                            AS GENERAL PARTNER

                                        BY: TCW ADVISORS (BERMUDA), LTD.,
                                            AS ITS GENERAL PARTNER


                                        By: /s/  DARRYL L. SCHALL
                                            ------------------------------------
                                            Name:  Darryl L. Schall
                                            Title: Managing Director

                               CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), and a holder of the Company's Preferred Units, hereby consents, for purposes of the Operating Agreement, to the offer, issuance and sale by the Company to the Purchasers of the Purchased Units in accordance with the provisions of the Common Unit Purchase Agreement dated as of July 7, 2000, to which this Consent and Waiver is attached (the "Unit Purchase Agreement"), and hereby waives any rights the undersigned may have in connection with such offer, issuance and sale under the Members' Agreement (including, but not limited, Section 5 thereof).

               Capitalized terms used and not otherwise defined in this Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: July 7, 2000


                                        CRESCENT/MACH I PARTNERS, L.P.

                                        BY: TCW ASSET MANAGEMENT COMPANY,
                                            AS PORTFOLIO MANAGER AND AS
                                            ATTORNEY-IN-FACT FOR THE PARTNERSHIP


                                        By: /s/ JOHN C. ROCCHIO
                                            ------------------------------------
                                            Name:  John C. Rocchio
                                            Title: Managing Director

                                    Exhibit A

                 Third Amended and Restated Operating Agreement

                                    Exhibit B

                                SBIC Side Letter